This is an 13F-HR for 03/31/2012
Form 13F-HR

Report for the quarter ended.   March 31, 2012

Name of Institutional Manager:   	Beck, Mack & Oliver LLC

Address:	360 Madison Avenue
		New York, NY  10017-7111

Name, Phone Number and Title of Person Duly Authorized to Submit This Report:

Robert C. Beck, Senior Member
(212) 661-2640

The institutional investment manager submitting this Form and its attachments and the person by whom it is signed represent hereby that all information contained therein is true, correct and complete. It is understood that all required items, statements and schedules are considered integral parts of this form and that the submission of any amendments represents that all unamended items; statements and schedules remain true, correct and complete as previously submitted.

Pursuant to section 13 F of the Securities exchange Act of 1934 and rules there under, the undersigned institutional investment manager has caused this report to besigned on it behalf in the City of New York and State of New York, on the April 27, 2012
Beck, Mack & Oliver LLC
Name of Institutional Manager:	Robert C. Beck
Manual signature of person duly authorized to submit this report.



Summary Page
NUMBER OF OTHER INCLUDED MANAGERS: 5
FORM 13F INFORMATION TABLE ENTRY TOTAL: 408
FORM 13F INFORMATION TABLE VALUE TOTAL: $3,069,580
Name and 13F file numbers of all Institutional Investment Managers with respect to which this schedule is filed (other than the one filing this report)
1) Robert J. Campbell
2) Walter K. Giles
3) Lyman Delano
4) Zachary A. Wydra
5) David Rappa